Exhibit 99.1

Auxilium Pharmaceuticals, Inc. Announces Expansion of its Exclusive License for XIAFLEX® (CCH) to Include the Potential Treatment of Cellulite as an Additional Indication

MALVERN, PA (January 7, 2013) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) (“Auxilium”), a specialty biopharmaceutical company, today announced that it has exercised its exclusive option under the Second Amended and Restated Development and License Agreement (“CCH License Agreement”), dated as of August 31, 2011, with BioSpecifics Technologies Corp., Inc. (“BioSpecifics”) to expand the field of its license for collagenase clostridium histolyticum (“CCH”) to include the potential treatment of adult patients with edematous fibrosclerotic panniculopathy (“EFP”), commonly known as cellulite.  The Company exercised its option to include cellulite as an additional indication by making a one-time license fee payment of $500,000 to BioSpecifics.  As a result of this exercise, the Company’s exclusive, world-wide license has now been expanded, subject to the terms of the CCH License Agreement, to include all research, development, use, commercialization, marketing, sales and distribution rights for CCH for the potential treatment of cellulite.

“We are encouraged by the initial safety profile and potential efficacy of CCH in our recently completed phase Ib cellulite trial, which led us to expand our CCH license with our partner BioSpecifics before proceeding to phase II cellulite trials later this year” said Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe cellulite represents a significantly undertreated condition and that innovative approaches such as CCH may, if approved, one day be a viable solution for treatment.”

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences. Auxilium markets Testim® 1% (testosterone gel) for the topical treatment of hypogonadism and XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult DC patients with a palpable cord in the U.S. GSK co-promotes Testim with Auxilium in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada. Pfizer has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia through April 24, 2013; Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan; and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico. The sBLA for XIAFLEX for the treatment of PD was submitted to the FDA on November 6, 2012 and has been accepted for Standard review with a PDUFA date of September 6, 2013. Additionally, collagenase clostridium histolyticum (CCH) is in phase IIa of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for CCH. For additional information, visit http://www.auxilium.com.

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the potential for CCH to treat edematous fibrosclerotic panniculopathy, commonly known as cellulite; the number of people with cellulite and the market opportunity represented by that number; the clinical development, safety profile and potential regulatory approval of CCH for the treatment of cellulite; and products in development for Peyronie’s disease, Frozen Shoulder syndrome and cellulite; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report under the heading “Risk Factors” on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended September 30, 2012, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

Auxilium Contacts:

James E. Fickenscher/CFO

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

jfickenscher@auxilium.com

William Q. Sargent Jr./ VP IR

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

wsargent@auxilium.com

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